Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT

Manufacturing and Supply Agreement between
W. R. Grace & Co.-Conn. and ChromaDex, Inc.

This Amendment to the Manufacturing and Supply Agreement (the “Amendment”) is made and effective as of February 27, 2017 (the “Effective Date”) by and between W. R Grace & Co.-Conn. (“GRACE”) and ChromaDex, Inc. (“ChromaDex”).

RECITALS

WHEREAS, GRACE and ChromaDex entered into a certain Manufacturing and Supply Agreement effective January 1, 2016 (the “Agreement”) whereby GRACE agreed to sell to ChromaDex and ChromaDex agreed to purchase from GRACE […***…] defined in the specifications contained in Exhibit A of the Quality Agreement between the parties (the “Product”) pursuant to the terms and conditions set forth therein;

WHEREAS, GRACE and ChromaDex desire and wish to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual obligations herein contained, the parties hereto agree as follows:

I.       Past Due Invoices

ChromaDex shall, not later than […***…], make payment in full to GRACE for the following past due invoices:

•	Invoice […***…], dated […***…], in the amount of $[…***…]
•	Invoice […***…], dated […***…], in the amount of $[…***…]
•	Invoice […***…], dated […***…], in the amount of $[…***…]
•	Invoice […***…], dated […***…], in the amount of $[…***…]
•	Invoice […***…], dated […***…], In the amount of $[…***…]

Notwithstanding any terms of the Agreement or this Amendment to the contrary, a failure by ChromaDex to make payment on the entire amount owed under all five of these invoices by […***…] shall entitle GRACE to terminate the Agreement (including this Amendment) for material breach at any time after […***…], without any requirement for a cure period, and with GRACE retaining all rights to pursue any remedy provided for under the terms of the Agreement, as well as any and all other remedies provide for at law or at equity.

For avoidance of doubt, ChromaDex’s compliance with Section II of this Amendment does not in any way restrict GRACE’s rights under the terms of this Section I.

II.      Purchase Orders and Purchase Obligations from […***…]

ChromaDex shall (a) not later than […***…] after the Effective Date of this Amendment, submit purchase orders (the “Forecast Orders”) to GRACE for a total of […***…] of Product (the “[…***…] Remaining Volume”); and (b) take delivery of the […***…] Remaining Volume not later than […***…].

Notwithstanding any terms of the Agreement or this Amendment to the contrary, a failure by ChromaDex to (a) submit the Forecast Orders not later than […***…] after the Effective Date of this Amendment and (b) take delivery of the […***…] Remaining Volume by […***…] shall entitle GRACE to terminate the Agreement (including this Amendment) for material breach at any time after […***…], without any requirement for a cure period, and with GRACE retaining all rights to pursue any remedy provided for under the terms of the Agreement, as well as any and all other remedies provide for at law or at equity.

III.     Payment for the Purchase Orders and Purchase Obligations from […***…]

ChromaDex shall make payment in full to GRACE for the Forecast Orders not later than […***…].

Notwithstanding any terms of the Agreement or this Amendment to the contrary, a failure by ChromaDex to pay for the Forecast Orders in full by […***…] shall entitle GRACE to terminate the Agreement (including this Amendment) for material breach at any time after […***…], without any requirement

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for a cure period, and with GRACE retaining all rights to pursue any remedy provided for under the terms of the Agreement, as well as any and all other remedies provide for at law or at equity

IV.  Orders and Forecasts

Section 1(f) (“Orders’) of the Agreement is deleted in its entirety and replaced by the following:

“(f) Orders Beginning on […***…], and every […***…] thereafter, ChromaDex shall provide GRACE with a rolling forecast of ChromaDex’s projected purchases of Product for the following […***…] (the “Product Forecast”). For all Product Forecasts provided by ChromaDex to GRACE in calendar years […***…] through the end of the Term, the first […***…] of each such Product Forecast shall be a binding forecast of ChromaDex’s purchases. Each binding forecast, regardless of the calendar year or month in which ChromaDex provides it is a “Binding Forecast” All Product Forecasts, including any Binding Forecasts, are subject to GRACE’s prior written acceptance, which will not be unreasonably withheld. ChromaDex will place firm orders for Product with GRACE to meet each Binding Forecast. ChromaDex Product orders will contain the quantity and delivery date for each order. For avoidance of doubt, all purchase orders must be issued no later than […***…] prior to the end of the applicable Binding Forecast period, and a failure to comply with this requirement for any given Binding Forecast period is a material breach of this Agreement. ChromaDex may not cancel any purchase order accepted by GRACE without GRACE’s written consent. In addition to the above Product Forecast, ChromaDex shall provide GRACE with a non-binding forecast of ChromaDex’s projected purchases of Product for the next […***…] beyond the then-current Product Forecast […***…]”

For avoidance of doubt, ChromaDex’s compliance with any given Section of this Amendment does not in any way restrict GRACE’S rights under the terms of any other Section of this Amendment.

Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto. Capitalized terms not otherwise defined herein shall have the meaning given in the Agreement.

IN WITNESS THEREOF, the authorized representatives of the parties have executed this Amendment to the Manufacturing and Supply Agreement effective as of the Effective Date.

W. R. Grace & Co.-Conn.		ChromaDex, Inc.

Signature:	/s/ Brett Reynolds	Signature:	/s/ Troy Rhonemus
Name:	Brett Reynolds	Name:	Troy Rhonemus
Title:	Global Business Director	Title:	COO
Date:	3/1/2017	Date:	3/1/2017

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